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                       RECKSON OPERATING PARTNERSHIP, L.P.
                                  EXHIBIT 32.1
           CERTIFICATION OF SCOTT H. RECHLER, CHAIRMAN OF THE BOARD,
    CHIEF EXECUTIVE OFFICER AND DIRECTOR OF RECKSON ASSOCIATES REALTY CORP.,
             THE SOLE GENERAL PARTNER OF THE REGISTRANT PURSUANT TO
        SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE


I, Scott H. Rechler, Chairman of the Board, Chief Executive Office and Director of Reckson Associates Realty Corp., the sole general partner of Reckson Operating Partnership, L.P. (the "Company"), certify pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

     1) The Quarterly Report on Form 10-Q of the Company for the quarterly period ended June 30, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

     2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: August 14, 2006
                                By             /s/ Scott H. Rechler
                                  ----------------------------------------------
                                       Scott H. Rechler,
                                       Chairman of the Board, Chief
                                       Executive Officer and Director of Reckson
                                       Associates Realty Corp., the sole general
                                       partner of the Registrant


A signed original of this written statement required by Section 906 has been provided to Reckson Operating Partnership, L.P. and will be furnished to the Securities and Exchange Commission or its staff upon request.